Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

July 8, 2016

Pieris Pharmaceuticals, Inc.

255 State Street, 9th Floor

Boston, MA 02109

Ladies and Gentlemen:

We have acted as counsel to Pieris Pharmaceuticals, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-3 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), the offering from time to time by the selling stockholders, as described in the Registration Statement, of up to 13,102,084 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), consisting of (a) 3,225,804 Common Shares (the “Private Placement Shares”), (ii) 4,963,000 Common Shares (the “Conversion Shares”) issuable upon the conversion of 4,963 shares of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Shares”) and (iii) 4,913,280 Common Shares (the “Warrant Shares”) issuable upon exercise of common stock purchase warrants (the “Warrants” and together with the Private Placement Shares and the Series A Preferred Shares, the “PIPE Securities”). The PIPE Securities were sold to accredited investors in a private placement offering which closed on June 8, 2016.

As the counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Common Shares, and such documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion is limited to the general corporate laws of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Common Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon and subject to the foregoing, it is our opinion that: (i) the Private Placement Shares and Series A Preferred Shares are validly issued, fully paid and non-assessable, (ii) the Conversion Shares have been duly authorized and, when issued and delivered by the Company upon conversion of the Series A Preferred Shares in accordance with the terms of the Company’s Articles of Incorporation, as amended, including the Certificate of Designation for the Series A Preferred Shares, and the Registration Statement, including the payment of the conversion price therefor, the Conversion Shares will be validly issued, fully paid and non-assessable and (iii) the Warrant Shares have been duly

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | LONDON | LOS ANGELES | NEW YORK | SAN DIEGO | SAN FRANCISCO | STAMFORD | WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

July 8, 2016

authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the Warrants and the Registration Statement, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.